UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2012 (February 1, 2012)

NTS, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

Commission File No. 001-32521

11-3618510
(I.R.S. Employer Identification Number)

5307 W. Loop 289
Lubbock, Texas 79414
 (Address of principal executive offices)

806-771-5212
 (Registrant’s telephone number, including area code)

XFONE, INC.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 29, 2011, NTS, Inc.’s (formerly known as Xfone, Inc.) (the “Company”) shareholders approved an amendment (the “Amendment”) to the Company’s Articles of Incorporation (the “Articles”) to change the name of the Company to “NTS, Inc.” and to increase the Company's authorized capital to 150,000,000 shares of common stock $0.001 par value per share. The Amendment became effective on February 1, 2012 at 4:30 pm EST.

Beginning February 2, 2012, the Company’s common shares will have a new CUSIP number 62943B 10 5 and trade on the NYSE Amex and the Tel Aviv Stock Exchange under its new ticker symbol “NTS”.  The Company filed a Certificate of Amendment to the Articles with the Nevada Secretary of State on January 25, 2012.

This description is qualified in its entirety by reference to the full text of the Certificate of Amendment to the Articles, filed with the Nevada Secretary of State on January 25, 2012, and attached hereto as Exhibit 3.1.2.

Item  9.01 Financial Statements and Exhibits

(a) None.
(b) None.
(c) None.
(d) Exhibits

Exhibit No.	Description
3.1.2	Certificate of Amendment to the Articles of Incorporation of the Company dated January 25, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NTS, Inc.

Date: February 1, 2012	By:	/s/ Guy Nissenson
Guy Nissenson
President, Chief Executive Officer and Director

INDEX TO EXHIBITS

Exhibit No.	Description
3.1.2	Certificate of Amendment to the Articles of Incorporation of the Company dated January 25, 2012.